EXHIBIT 10.3
FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
ALLIED WASTE INDUSTRIES, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
(UNDER THE 2006 INCENTIVE STOCK PLAN)
     THIS NONQUALIFIED STOCK OPTION AGREEMENT (“Agreement”) is dated this ___ day of                     , 200___ (the “Grant Date”), between ALLIED WASTE INDUSTRIES, INC., a Delaware corporation (the “Company”), and                                          (“Optionee”).
R E C I T A L S:
     The Company has adopted the Allied Waste Industries, Inc. 2006 Incentive Stock Plan, as such plan may subsequently be modified, amended, or supplemented (the “Plan”), all of the terms and provisions of which are incorporated herein by reference and made a part of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.
     The Management Development/Compensation Committee of the Board of Directors (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the option provided for herein (the “Option”) to Optionee pursuant to the Plan and this Agreement, as an inducement to [continue to] serve as [an employee of][a consultant to] the Company and to provide Optionee with a proprietary interest in the future of the Company.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
     1. Grant of the Option. Subject in all respects to the terms, conditions, and provisions of this Agreement and the Plan the Company hereby grants to Optionee the right and option to purchase all or any part of an aggregate of                      shares of the Company’s Common Stock (the “Option Shares”). This Option is a Nonqualified Stock Option.
     2. Exercise Price. The Exercise Price of the Option Shares subject to this Option shall be $      per share (the “Exercise Price”), being the Fair Market Value of the Common Stock on the Grant Date.
     3. Vesting of Option.
          (a) Vesting of Option. This Option may be exercised only to the extent it has become vested and exercisable. The Option Shares shall vest and become exercisable according to the following schedule:

Number of Option Shares
Vesting Date	Vested and Exerciseable
___/___/20___	#####
___/___/20___	#####
___/___/20___	#####
___/___/20___	#####
___/___/20___	#####
To the extent vested, this Option shall remain exercisable, in whole or in part, at any time and from time to time until the date on which the Option terminates pursuant to Section 5.
          (b) Acceleration of Vesting Upon Death, Disability, or Change in Control. Notwithstanding Section 3(a) and except as otherwise provided in the Optionee’s written employment agreement or other written agreement with the Company or any policy of the Company, if any, this Option shall automatically vest in its entirety and become fully exercisable upon the death of the Optionee or if the Optionee’s Service with the Company terminates as a result of the Optionee’s Disability (as that term is defined in the Plan). Notwithstanding Section 3(a) and except as otherwise provided in the Optionee’s written employment agreement or other written agreement with the Company or any policy of the Company, if any, upon the occurrence of a Change in Control of the Company, this Option shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.
     4. Exercise of Option.
          (a) Notice of Exercise. This Option may be exercised by written notice of intent to exercise the Option with respect to any or all of the vested Option Shares covered by the Option, delivered to the Company at its principal office along with payment of the Exercise Price, as set forth in Section 4(b). The notice of exercise shall be accompanied by this Agreement, shall specify the number of Option Shares with respect to which this Option is being exercised, and shall be signed by the Optionee or other person that has the right to exercise this Option. If this Option is exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof (as determined by the Company) of the right of such person to exercise the Option.
          (b) Payment of Exercise Price. The notice of exercise shall be accompanied by payment in full to the Company, at its principal office, of the Exercise Price for the Option Shares with respect to which this Option is then being exercised. The payment of the option price shall be made (i) in cash or by certified check, bank cashier’s check, wire transfer, or postal or express money order payable to the order of the Company or, (ii) with the consent of the Committee, in whole or in part in shares of Common Stock acquired by the Optionee prior to the effective date of exercise and valued at its Fair Market Value on the effective date of exercise, (iii) with the consent of the Committee, in the form of a “cashless exercise”, as described in Section 4(c), or (iv) with the consent of the Committee, in any combination of the foregoing. In addition, in the sole discretion of the Committee, the Optionee may be provided with the election to pay the Exercise Price by having the Company withhold, from the Option Shares otherwise issuable upon exercise of this Option, a portion of those Option Shares having an aggregate Fair

Market Value equal to that portion of the Exercise Price designated by the Optionee (not to exceed 100 percent of the Exercise Price). Any payment of the Exercise Price by delivery of shares of Common Stock shall be effected (A) by delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents or evidence as the Secretary shall require from time to time, or (B) by attestation pursuant to such documents or evidence as the Secretary shall require from time to time. The effective date of exercise will be the date established by the Secretary, which shall be as soon as administratively possible (but not later than five business days) after the Secretary receives the written notice, a copy of this Agreement, and payment from Optionee.
          (c) Cashless Exercise. This Option may be exercised pursuant to procedures whereby the Optionee, by written notice, irrevocably directs (i) an immediate market sale or margin loan with respect to all or a portion of the Option Shares to which he is entitled upon exercise pursuant to an extension of credit by a brokerage firm or other party (provided that such brokerage firm or other party is not affiliated with the Company) of the Exercise Price and any tax withholding obligations resulting from such exercise, (ii) the delivery of the Option Shares directly from the Company to such brokerage firm or other party, and (iii) delivery to the Company from the brokerage firm or other party, from the proceeds of the sale or the margin loan, of an amount sufficient to pay the Exercise Price and any tax withholding obligations resulting from such exercise.
          (d) Issuance of Certificates. Upon the Company’s determination that this Option has been validly exercised as to any Option Shares, the Secretary of the Company shall issue or cause to be issued to the Optionee (or permitted transferee) a certificate or certificates for the number of Option Shares set forth in the written notice of exercise. The Company shall cause the certificates for Option Shares purchased upon the exercise of this Option to be issued in the name of the Optionee (or permitted transferee) and delivered to the Optionee (or permitted transferee) as soon as practicable following the later of (i) the effective date on which the Option is exercised or (ii) the date tax withholdings are made by the Company (or an amount sufficient to satisfy such withholdings are received by the Company) with respect to the portion of the Option that is exercised; provided, however, that such delivery shall be effected for all purposes when the Company’s stock transfer agent shall have deposited such certificates in the United States mail, addressed to the Optionee (or permitted transferee). The Company, however, shall not be liable to the Optionee or permitted transferee for damages relating to any delays in issuing the certificate(s) to the Optionee or permitted transferee, any loss of the certificate(s), or any mistakes or errors in the issuance of the certificate(s) or in the certificate(s) themselves.
     5. Termination of Option. Except as set forth in the following sentence, this Option, to the extent not previously exercised, shall expire on the tenth anniversary of the Grant Date. Notwithstanding the foregoing and except as otherwise provided in the Optionee’s written employment agreement or another written agreement with the Company or any policy of the Company, if any, this Option shall expire upon the termination of the Optionee’s Service with the Company, as follows:
          (a) If the Optionee’s Service with the Company is terminated for any reason other than Cause, or other than as the result of the Optionee’s death or Disability, (i) this Option shall remain exercisable with respect to any vested Option Shares until the later of (A) 90 days after such termination, or (B) 30 days following the end of any blackout period to which the Optionee may be subject, on which date they shall expire, and (ii) this Option shall immediately expire and be forfeited with respect to any unvested Option Shares as of the commencement of business on the date of such termination; or
          (b) If the Optionee’s Service with the Company is terminated for Cause, this Option shall immediately expire and be forfeited as of the commencement of business on the date of such termination; or
          (c) If the Optionee’s Service with the Company is terminated as the result of the Optionee’s Disability or death, this Option shall remain exercisable with respect to any vested Option Shares until the expiration of one year after such termination, on which date they shall expire.
     6. Transferability. During the Optionee’s lifetime, this Option shall be exercisable only by the Optionee, a broker-dealer acting on his behalf pursuant to the final sentence of this Section 6, or any permitted transferee. This Option (a) may not be transferred for value, and (b) is not transferable or assignable by the Optionee except (i) by will or the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, or (iii) pursuant to Section 16(b) of the Plan. Upon the Optionee’s death, this Option may be exercised only by the persons and in the manner set forth in Section 16(c) of the Plan. Notwithstanding the foregoing, this Option may be exercised by a broker-dealer acting on behalf of the Optionee if (A) the broker-dealer has received from the Optionee or the Company a duly endorsed agreement evidencing this Option and instructions signed by the Optionee requesting the Company to deliver the Option Shares subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (C) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.
     7. Tax Withholding; Other Deductions.
          (a) General. The Company’s obligation to deliver Option Shares under this Agreement shall be subject to the Optionee’s satisfaction of all applicable federal, state, and local income tax withholding requirements. Optionee agrees to make appropriate arrangements with the Company for the satisfaction of any applicable federal, state, or local income tax withholding or similar requirements, including the payment to the Company at the time of exercise of this Option of all such taxes and the satisfaction of all such requirements. If tax withholdings are to be transmitted to the Company and are not timely received by the Company in order to satisfy its withholding obligation, the Company may withhold a portion of the Option Shares that would otherwise be issued to the Optionee upon the exercise of this Option, sell such shares, and use the proceeds from such shares to satisfy the Company’s withholding obligations.
          (b) Shares to Pay for Withholding. The Committee may, in its discretion and in accordance with the provisions of this Section 7(b) and such supplemental rules as it may from time to time adopt (including any applicable safe-harbor provisions of Rule 16b-3 under the Exchange Act), provide the Optionee with the right to use shares of Common Stock in satisfaction of all or part of the federal, state, and local income tax liabilities incurred by the Optionee in connection with the receipt of Option Shares (“Taxes”). Such right may be provided to the Optionee in either or both of the following formats:
               (i) Stock Withholding. The Optionee may be provided with the election to have the Company withhold, from the Option Shares otherwise issuable upon exercise of this Option, a portion of those Option Shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed 100 percent of such Taxes), as designated by the Optionee.
               (ii) Stock Delivery. The Committee may, in its discretion, provide the Optionee with the election to deliver to the Company, at the time this Option is exercised, one or more shares of Common Stock previously acquired by the Optionee (other than pursuant to the transaction triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such Option exercise (not to exceed 100 percent of such Taxes), as designated by the Optionee.
     8. Tender Offer or Merger; Adjustment of Shares. Notwithstanding anything contained herein to the contrary:
          (a) The Committee, in its discretion (i) may accelerate vesting of all or any portion of the Option Shares so that any shares of Common Stock issuable upon exercise of this Option can be tendered in response to a tender offer for, or a request or invitation to tender of, greater than 50% of the outstanding Common Stock of the Company or (ii) may provide that all or any portion of this Option may be surrendered in a merger, consolidation or share exchange involving the Company (other than a transaction that would result in a Change in Control), provided that the securities or other consideration received in exchange thereof shall thereafter be subject to such restrictions and conditions as may be determined by the Committee, in its discretion.
          (b) The number of Option Shares and the Exercise Price of this Option shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Company in the manner set forth in Section 20(a) of the Plan. If the Company is the surviving entity in any merger or consolidation as described in Section 20(d) of the Plan, the Option granted herein shall pertain to and apply to the number and type of securities of the surviving entity to which a holder of the number of Option Shares subject to this Option would have been entitled if this Option had been exercised in full immediately prior to such merger or consolidation.
     9. No Privilege of Stock Ownership. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until the Optionee shall have exercised this Option, paid the Exercise Price, and received a stock certificate for the purchased Option Shares.
     10. No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Company (or any Parent or Subsidiary employing or retaining the Optionee) for any period of time or to interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Service of Optionee at any time for any reason whatsoever, with or without Cause.
     11. Limitation on Liability of the Company.
          (a) If the number of Option Shares covered by this Agreement (individually, or in combination with other Awards granted under the Plan) exceeds, as of the Grant Date, the number of shares of the Company’s Common Stock that may be issued under the Plan without stockholder approval, then this Option shall be void with respect to such excess shares unless the Company obtains stockholder approval of an amendment to the Plan increasing the number of shares of Common Stock issuable under the Plan prior to the exercise of this Option with respect to such excess shares.
          (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Option Shares pursuant to this Agreement shall relieve the Company of any liability with respect to the nonissuance or sale of the Option Shares as to which such approval shall not have been obtained.
     12. Compliance With Laws and Regulations; Securities Matters.
          (a) The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or trading market on which the shares of Common Stock may be listed at the time of such exercise and issuance. Notwithstanding any of the other provisions of this Agreement or of the Plan, the Optionee agrees that he will not exercise this Option, and that the Company will not be obligated to issue any of the Option Shares pursuant to this Agreement, if the exercise of the Option or the issuance of such Option Shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange or trading market on which the Common Stock is then listed or traded. The Company, in its sole discretion, may defer the effectiveness of any exercise of this Option in order to allow the issuance of Option Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Optionee in writing of its decision to defer the effectiveness of the exercise of this Option. In connection with the exercise of this Option, the Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with applicable requirements of federal and state securities laws.
          (b) The Option granted hereunder may be exercised by the Optionee only if (i) the shares of Common Stock that are to be issued upon such exercise are registered under the Securities Act and any and all other applicable securities laws, or (ii) the Company, upon advice of counsel, determines that the issuance of the Option Shares upon the exercise of this Option is exempt from registration requirements.

          (c) The Optionee acknowledges and agrees that the Company is under no obligation to register, under the Securities Act or any other applicable securities laws, any of the Option Shares to be issued to the Optionee upon the exercise of this Option or to take any action that would make available any exemption from registration. The Optionee further acknowledges and agrees that if the Option Shares to be issued to the Optionee upon the exercise of this Option have not been registered under the Securities Act and all other applicable securities laws, those shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and must be held indefinitely without any transfer, sale or other disposition unless (i) the shares are subsequently registered under the Securities Act and all other applicable securities laws, or (ii) the Optionee obtains an opinion of counsel that is satisfactory in form and substance to counsel for the Company that the shares may be sold in reliance on an exemption from registration requirements. In the event that the shares to be issued upon exercise of this Option are “restricted securities,” the certificate(s) representing the Option Shares purchased upon the exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.
     13. Notices; Deliveries. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company, in care of its Secretary, at its principal office at 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260. Any notice to be given or delivered to the Optionee shall be in writing and addressed to him at the address given by him beneath his signature hereto. Either party hereto may hereafter designate a different address in writing to the other party. Any notice shall be deemed to have been given or delivered (a) upon personal delivery; or (b) upon receipt of facsimile transmission; or (c) one business day after deposit with a nationally recognized overnight courier for overnight delivery; or (d) three business days after deposit in the U.S. mail, first class postage prepaid, and properly addressed to the party to be notified.
     14. Disputes. As a condition of the granting of this Option, the Optionee and his heirs and successors or permitted transferees agree that (a) any dispute or disagreement that may arise hereunder shall be determined by the Committee in its sole discretion and judgment, (b) all decisions of the Committee with respect to any questions or issues arising under the Plan or under this Agreement shall be conclusive on all persons having an interest in this Option, and (c) any such determination and any interpretation by the Committee of the terms of the Plan and this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, the Optionee, his heirs, personal representatives, and permitted transferees.
     15. Option Subject to Plan [and Employment Agreement]. The Optionee acknowledges that he has received and carefully reviewed a copy of the Plan on or prior to the Grant Date. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan [and that certain Employment Agreement dated                     , 20___, between the Company and Optionee (the “Employment Agreement”)]. Unless otherwise explicitly stated herein, in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail under all circumstances. [In the event of a conflict between any term or provision contained herein and a term or provision of the Employment Agreement, the applicable terms and provisions of the Employment Agreement shall govern and prevail under all circumstances.]
     16. Miscellaneous.
          (a) Nothing herein contained shall affect Optionee’s right to participate in and receive benefits from and in accordance with the then current provisions of any employee pension, welfare, or fringe benefit plan or program of the Company.
          (b) Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this Option, in accordance with the provisions of this Agreement or the Plan, may be transferred, the word “Optionee” shall be deemed to include such person or persons. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
          (c) If any provision of this Agreement or of the Plan would disqualify this Agreement or the Plan under Rule 16b-3 promulgated under the Exchange Act, or would not otherwise comply with Rule 16b-3, such provision shall be construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Board.
          (d) This Agreement shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, administrators, successors, or permitted assigns.
          (e) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona, notwithstanding any Arizona or other conflicts-of-law principles to the contrary.
[Signature page follows.]

     IN WITNESS WHEREOF, the Company and Optionee have executed and delivered this Agreement as of the date and place first above written, which date is the Grant Date of this Option.

ALLIED WASTE INDUSTRIES, INC.

By:

Name:

Title:

OPTIONEE

Name:

Address: